Exhibit 5.4

CONSENT OF PAMELA DE MARK,

P. GEO., BAPPSC (APP GEO, HONS), MAUSIMM

To:	United States Securities and Exchange Commission

Re:	Expert Consent for Registration Statement on Form F-10

The undersigned does hereby consent to the reference to my name and the inclusion or incorporation by reference of written disclosure of the technical report entitled “Pan American Silver Corp. Navidad Project, Chubut Province, Argentina: Preliminary Assessment” dated effective January 14, 2011 (the “Technical Report”) and any extracts from, or summary of, or references to the Technical Report and other scientific and technical information relating solely to Pan American Silver Corp. (the “Corporation”) by the Corporation in the registration statement on Form F-10 of the Corporation, dated July 11, 2016 and any amendments thereto and any registration statements filed pursuant to Rule 429 under the U.S. Securities Act of 1933, as amended.

Dated this 11th day of July, 2016.

/s/ Pamela de Mark
Pamela De Mark,
P. Geo., BAppSc (App Geo, Hons), MAusIMM